Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-232365 on Form S-8 of Change Healthcare Inc. of our report dated May 24, 2019 relating to the consolidated financial statements of Change Healthcare LLC appearing in Amendment No. 4 to the Registration Statement No. 333-230345 on Form S-1 of Change Healthcare Inc. and incorporated by reference in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

July 2, 2019